Exhibit 10.2

The Supplementary Agreement
Concerning the Recovery of Additional Development Costs
under the Petroleum Contract for Development and Production of the Daan Oil Field of
Jilin Province of the People’s Republic of China by and among China National Petroleum
Corporation, MI Energy Corporation and Global Oil Corporation
This supplementary agreement is signed on 25 September, 2008 in Beijing by China National Petroleum Corporation (hereinafter referred to as “CNPC”), MI Energy Corporation and Global Oil Corporation (hereinafter referred to as “GOC”, and together with MI Energy Corporation, collectively as the “Contractor”).
WHEREAS, on 16 December 1997, CNPC and GOC entered into the Petroleum Contract for Development and Production of the Daan Oil Field of Jilin Province of the People’s Republic of China (hereinafter referred to as the “Petroleum Contract”, which was amended by the Modification Agreement for Petroleum Contract for Daan Oil Field, Jilin, the People’s Republic of China entered into by and among CNPC, GOC and Microbes. Inc (hereinafter referred to as the “Microbes”) on 25 October 2000 and the Modification Agreement for Petroleum Development and Production Contract for Daan Oil Field of Jilin, the People’s Republic of China entered into by and among CNPC, GOC, Microbes and MI Energy Corporation on 20 December 2001), under which CNPC and the Contractor agreed to cooperate in developing and producing the oil resources in Daan block;
WHEREAS, the Contractor has made the original ODP for Daan block according to the requirements set forth in the Petroleum Contract (hereinafter referred to as the “Original ODP”) and such Original ODP was approved by the Chinese government on 7 May 2004 and the implementation thereof has been completed by MI Energy Corporation (hereinafter referred to as the “Operator”);

WHEREAS, the Contractor has prepared the additional ODP for Daan block according to the requirements set forth in the Petroleum Contract (hereinafter referred to as the “First Additional ODP”) and such First Additional ODP was approved by the Chinese government on 6 December 2007 and is under implementation by the Operator;
WHEREAS, CNPC and the Contractor desire to implement the subsequent Additional (or Adjusted) ODP and Additional Development Operations in Daan block so as to maintain and expand the Petroleum production in the Contract Area; and
WHEREAS, for the purpose to encourage the Contractor to make additional development investment, CNPC and the Contractors hereby agree to confirm the method for recovering the Additional Development Costs.
Therefore, CNPC and the Contractor confirm as follows:
1.	During the remaining production period, the recovery of the Additional (or Adjusted) Development Costs incurred under the Additional ODP, Additional Development Program or the approved work programs and budgets by CNPC, shall refer to Article 13.2 of the Petroleum Contract and the specific recovery method shall be as below:
1.1	The Annual Gross Production of Crude Oil from any Oil Field within the Contract Area in each Calendar Year during the remaining production period shall be allocated in accordance with the following sequence and proportions:
1.1.1	The percentages of Crude Oil as specified in paragraphs (1) and (2) below to the Annual Gross Production of Crude Oil shall be used for payments of the value added tax and royalty respectively and shall be paid in kind to the relevant authorities of the Chinese government through CNPC.
(1)	Value added tax shall be paid in accordance with relevant regulations of the People’s Republic of China; and

(2)	Royalty shall be paid in accordance with relevant regulations of the People’s Republic of China.
1.2.1	The Annual Gross Production of Crude Oil shall, after payments of the value added tax and royalty in accordance with Article 1.1.1 hereof, be first deemed as the “cost recovery oil” and shall be used for payments or cost recovery in the following sequences:
1.2.1.1	The “cost recovery oil” shall, upon determination of its price in accordance with Article 14 of the Petroleum Contract, be used to pay in kind for the operating costs actually incurred but unrecovered by CNPC and the Contractor.

1.2.1.2	The remainder of the “cost recovery oil” shall, after payment for the operating costs in accordance with Article 1.2.1.1 hereof, be deemed as “investment recovery oil”. Such “investment recovery oil” shall, upon determination of its price in accordance with Article 14 of the Petroleum Contract, be used for the simultaneous recovery of the Additional Development Costs incurred by the Contractor according to this supplementary agreement and the relevant expenses incurred by CNPC, in proportion of twenty percent (20%) for CNPC, and eighty percent (80%) for the Contractor. The unrecovered costs shall be carried forward to, and shall continue to be recovered from, the “investment recovery oil” in the succeeding Calendar Year until fully recovered.

If, on the expiration date of the production period as provided in Article 4.5 of the Petroleum Contract, the above mentioned costs incurred by both Parties have not been fully recovered, the unrecovered costs shall be deemed as loss and shall be borne by CNPC and the Contractor respectively.

1.2.2	After the full recovery of the Additional Development Costs according to the above allocation sequence, the remainder of the Annual Gross Production of Crude Oil shall be deemed as “allocable remainder oil” and shall be allocated in proportion of fifty-two percent (52%) to CNPC and forty-eight percent (48%) to the Contractor, i.e. at the end of a Calendar Year, after payments of the value added tax and royalty, operating cost in accordance with the above allocation sequences and after the full recovery of the Additional Development Costs then incurred in accordance with Article 1.2.1.2 of this supplementary agreement, the remainder of the Annual Gross Production of Crude Oil shall be deemed as the “allocable remainder oil” and shall be allocated in proportion of fifty-two percent (52%) to CNPC and forty-eight percent (48%) to the Contractor.
2.	Other than the newly defined terms set out below, for all definitions contained herein, references shall be made to those as provided in the Petroleum Contract. For the purpose of the Petroleum Contract and this supplementary agreement:
2.1	“Additional (or Adjusted) ODP” means, after completion of the Production Operations as required in the Original ODP approved by the Department or Unit, all the additional (or adjusted) Development Operations (including but not limited to the First Additional ODP) that have been approved or shall be submitted in the future for the purpose to expand and maintain the Petroleum production, including the Additional Development Wells and adjustment wells. Such documents shall be prepared by the Operator, adopted upon consideration by JMC, and implemented after submission to CNPC for review or for record.

2.2	“Additional Development Program” means the production planning documents implemented by the Operator during the Petroleum Operations. Such documents shall be prepared by the Operator, adopted upon consideration by JMC, and implemented after submission to CNPC for review or for record. For the purposes of this supplementary agreement, “Additional Development Program” means the investment plans or programs or other production planning documents related thereto developed after the Original ODP (including but not limited to the First Additional ODP).

2.3	“Additional Development Operation” means the operations carried out by the Operator in accordance with the Additional (or Adjusted) ODP, Additional Development Program or such annual work programs and budgets as approved by CNPC, including drilling the Additional Development Wells.

2.4	“Additional Development Wells” means wells drilled under the Additional ODP and Additional (or Adjusted) Development Program for increasing the Crude Oil production, including but not limited to the Production Wells, injection wells, water source wells and dry holes.

2.5	“Additional Development Costs” means, after the Development Costs arising out of the approved Original ODP have been fully recovered, the capital expenditures incurred when carrying out the Additional Development Operation within the Contract Area.
3.	This supplementary agreement shall be effective from the signing date until the expiration date of the production period as provided in the Petroleum Contract.

4.	This supplementary agreement is written in both Chinese and English languages, and both language versions shall have equal force and effect.

5.	This supplementary agreement is only a clarification and explanation to the Crude Oil allocation under the Petroleum Contract and shall not constitute a change to the Petroleum Contract.

6.	The terms of the Petroleum Contract shall remain effective.

     This supplementary agreement is signed by authorized representatives of CNPC and the Contractors on the above-mentioned date.

China National Petroleum Corporation (CNPC)		MI Energy Corporation

By:	/s/ Yan Cunzhang	By:	/s/ Forrest Dietrich

Mr. Yan Cunzhang		Forrest Dietrich
General Manager		President of MI Energy Corporation
PetroChina Foreign Cooperation Administration		On behalf of MI Energy Corporation
Department
PetroChina
On behalf of CNPC

Global Oil Corporation

		By:	/s/ Michael Tang

Michael Tang
Vice President of Global Oil Corporation
On behalf of Global Oil Corporation